COMMON STOCK

NUMBER
ISLN 001

ISILON® SYSTEMS

COMMON STOCK

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ISILON SYSTEMS, INC.

CUSIP 464322L 10 4
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

PROOF

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.00001 PAR VALUE PER SHARE, OF

ISILON SYSTEMS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SECRETARY

ISILON SYSTEMS, INC. CORPORATE SEAL JANUARY 24, 2001 DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE